UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4-22-10 Ebisu, Shibuya-ku Tokyo, Japan	1500013
(Address of principal executive offices)	(Zip Code)

81-3-3478-2830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 10, 2012, the Board of Directors of Your Event, Inc., (the “Company” or the “Registrant”) recognized the need to approve key management changes within the Company, in order to maximize the Company’s business opportunities.

On May 10, 2012, the Board unanimously approved the Mr. Masatoshi Suga to serve on the Board, and appointed Mr. Suga as Vice President and Chief Financial Officer of the Company. Mr. Suga will hold these positions until his successor(s) shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation.

On May 10, 2012, the Board accepted the resignation of Mr. Tetsuya Imamura, in his position as Vice President of the Corporation; Mr. Imamura will remain as director of the Company.

The Board accepted the resignation of Mr. Takahiro Noda. Mr. Noda desires to pursue other endeavors. Mr. Noda does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

Finally, the Board accepted the resignation of Mr. Tomohiro Kitamura. Mr. Kitamura desires to pursue other endeavors. Mr. Kitamura does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Gaku Uehara	44	President, Director
Masaya Konishi	29	CEO, Director
Tetsuya Imamura	38	Director
Masatoshi Suga	36	Vice President, CFO and Director
Mitsuhiro Matsumoto	34	Secretary and Director
Kimitaka Saito	36	Commissioner of Auditing Committee/External Director and Director

Biographies of the Management Team of Your Event, Inc.

Mr. Gaku Uehara, President and Director

Mr. Uehara, has served as President of MandW Japan, Inc. a Japanese beauty consulting and publishing company focused in the beauty salon business since June 2009 and holds positions in Next, Inc., an IT engineering business since April 1994 and has been a director of Infinity Holdings, Inc. a Japanese holding company since November 2009.

Mr. Masaya Konishi, CEO, Director

Mr. Konishi, is President of With Asset Management, Inc., a firm focused on fund origination and has been with the company since April 2007. Between April 2007 and March 2009, he was President of STEWARD Entertainment Inc. Mr. Konishi was also President of STEWARD Inc. and was with the company between April 2005 and March 2009. Mr. Konishi once studied at Rikkyo University.

Mr. Tetsuya Imamura, Director

Mr. Imamura, has served as President of Infinity Holdings, Inc. a Japanese holding company since November 2009 and holds positions in PLAISIR, Inc. a beauty salon business since October 2010; WAVE, Inc. a talent agency since December 2009; Progress, Inc. an acquisitions business since July 2009; With Consulting Inc. an asset management business since November 2007; FCPB HOLDINGS Inc. an electronic manner systems development business since April 2001; and FACE Corporation an asset management consulting firm since April 1999. He is a current director of MandW Japan, Inc. since February 2010 and SPEED AGENCY CO., Ltd. a management firm for athletes since February 2010, and Concent Co., Ltd., an IT, systems and website configuration business since January 2010.

Mr. Masatoshi Suga, Vice President, Director

Mr. Suga, has been a director of Infinity Holdings, Inc., a Japanese holding company, from 2012 to present. From 2011 to present, Mr. Suga is the Senior Executive Director of MandW JAPAN, Inc., a publication and website operation that also owns a beauty salon services. From 2009-2011, he was the Executive Director of J-TOP Industory Co., Ltd, electric works company. From 2008-2011, he was the Executive Director of Fuji Holdings, Inc., an electric works company, and from 2003 to 2009 he was President of Elex Co., Ltd, an electric works company. In March, 1994 he graduated from Ohori Senior High School of Fukuoka University, Japan.

Mr. Mitsuhiro Matsumoto, Secretary

Mr. Matsumoto, has served as director of Infinity Holdings, Inc., since December 2010 and With Asset Management Inc. a fund origination firm since December 2009. Between May 2002 and February 2005, he served as President of TOUCH UP Co., Ltd. a cosmetic sales and event business. Mr. Matsumoto graduated from Asia University.

Mr. Kimitaka Saito, Commissioner of Auditing Committee/External Director and Director

Mr. Saito, 36, has served as an auditor for many Japanese companies, including Renren Games Japan, Inc. an online gaming company, Infinity Holdings, Inc. and EXSOL Ltd. an insurance company. He is President of TLA Consulting Inc. a tax, legal and financial consulting business and has been with the company since August 2010. In July 2003, he established the "Saito Kimitaka Certified Tax Accountant Office" and was a tax accountant with Toyama Katsuo Certified Tax Accountant Office between April 2000 and April 2004. Between December 2009 and September 2010, Mr. Saito was a director of With Asset Management Inc. Mr. Saito graduated from Kokushikan University with a Master's Degree from the School of Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: May 10, 2012	/s/ Mitsuhiro Matsumoto
Name: Mitsuhiro Matsumoto
Title: Secretary and Director